CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated June 19, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-95553) of Dreyfus GNMA Fund, Inc.





                                        /s/ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP


New York, New York
August 23, 2001